Exhibit 10.74

MASSACHUSETTS
GENERAL HOSPITAL

The MGH Executive Registry and
Corporate Care Program
101 Merrimac Street, M01-201
Boston, Massachusetts 02114-4719
Tel: 617.726.4444, Fax: 617.726.4249


Welcome to the Executive Registry Program at the Massachusetts General Hospital!


As an Executive Registry member you are entitled to a world of benefits. The Executive Registry was designed to meet the needs of busy executives for rapid, discrete access to the best health care possible. The Executive Registry provides:

     o Hospital assistance services including coordination of routine and emergency inpatient admissions, outpatient primary or specialty care, second opinions and follow-up care

     o Health care planning for members and their families who relocate to another city or country

     o Predeparture services such as coordinating services for immunizations

     o    Global emergency transportation coordination

Professional staff assist with arranging local care at the MGH during business hours. After hours health care assistance is available around the clock, twenty-four hours a day, seven days a week, through the specialized emergency paging system.

The primary objective of the Executive Registry program is to be the facilitator of the highest quality medical care for executives while traveling both domestically and internationally, but we are also committed to facilitating the same excellent care at any time of need to the executive and his/her immediate dependent family members. While traveling, either for business or pleasure, Executive Registry members can obtain care at any affiliate worldwide. The toll free number on the back of your Executive Registry card routes the caller to the nearest Executive Registry location, and program staff assist with arranging care.

The Executive Registry adds value to your current health care coverage. The program is not a substitute or replacement for a health insurance plan, but it is a very valuable supplementary service which will ensure ready access to some of the finest medical care to be found both domestically and abroad.

Please call 617-726-4444 to access the Executive Registry services or if you have questions regarding your benefit.